                               PURCHASE AGREEMENT

                                  BY AND AMONG

                            WESTERN PCS CORPORATION,

                          WESTERN WIRELESS CORPORATION,

                      HUTCHISON TELECOMMUNICATIONS LIMITED

                                       AND

                 HUTCHISON TELECOMMUNICATIONS PCS (USA) LIMITED
            (formerly known as Eastern Pearl International Limited)

                             DATED: October 14, 1997

                                TABLE OF CONTENTS



                                                                                          Page
                                                                                          ----
ARTICLE 1      -  DEFINITIONS................................................................1
ARTICLE 2      -  PURCHASE OF STOCK; CLOSING.................................................6
                      2.01   Purchase of Stock...............................................6
                      2.02   Closing.........................................................6
ARTICLE 3      -  COVENANTS AND AGREEMENTS...................................................6
                      3.01   Covenants of WWC and the Company................................6
                      3.02   Covenant of the Investor.......................................10
                      3.03   Governmental Filings...........................................10
ARTICLE 4      -  REPRESENTATIONS AND WARRANTIES............................................11
                      4.01   Representations and Warranties of WWC..........................11
                      4.02   Representations and Warranties of HTL and the Investor.........15
ARTICLE 5      -  CONDITIONS TO OBLIGATIONS.................................................18
                      5.01   Conditions to the Obligation of WWC and the Company............18
                      5.02   Conditions to the Obligation of HTL and the Investor...........20
ARTICLE 6      -  SURVIVAL; INDEMNITY.......................................................22
                      6.01   Survival of Representations and Warranties.....................22
                      6.02   Indemnity by WWC...............................................22
                      6.03   Indemnity by HTL and the Investor..............................23
                      6.04   Procedure......................................................24
                      6.05   Indemnity Sole Remedy..........................................25
ARTICLE 7      -  MISCELLANEOUS.............................................................25
                      7.01   Expenses.......................................................25
                      7.02   Equitable Remedies.............................................25
                      7.03   Notices........................................................25
                      7.04   Entire Agreement...............................................28
                      7.05   Remedies Cumulative............................................28
                      7.06   Governing Law..................................................28
                      7.07   Counterparts...................................................28
                      7.08   Waivers........................................................28
                      7.09   Successors and Assigns.........................................28
                      7.10   Further Assurances.............................................28
                      7.11   Disclosures....................................................29
                      7.12   Termination....................................................30
                      7.13   Jurisdiction; Consent to Service of Process....................30



                                       a

                               PURCHASE AGREEMENT

        PURCHASE AGREEMENT, dated October 14, 1997 (the "Agreement"), by and among Western PCS Corporation, a Delaware corporation (the "Company"), Western Wireless Corporation, a Washington corporation ("WWC"), Hutchison Telecommunications Limited, a Hong Kong corporation ("HTL"), and Hutchison Telecommunications PCS (USA) Limited (formerly known as Eastern Pearl International Limited), a British Virgin Islands corporation (the "Investor").

                              W I T N E S S E T H :

        WHEREAS, the Company is a wholly owned subsidiary of WWC, a company engaged in the communications business in the United States, and the Company is engaged in the PCS communications business in the United States;

        WHEREAS, Investor is a wholly owned subsidiary of HTL, and HTL is engaged directly or through Affiliates in the communications business in, among other places, Hong Kong;

        WHEREAS, WWC, the Company and HTL are among the leaders in their respective countries in the provision of mobile telecommunications services and supporting systems;

        WHEREAS, WWC, the Company and HTL desire to cooperate to the benefit of their respective customers in exchanging information, experience and knowledge which will enable them to enhance the quality and variety of services they can offer to their customers, and the parties also intend to explore the development of specific programs in areas in support of mobile communications services; and

        WHEREAS, as an integral part of this alliance, upon the terms and conditions set forth in this Agreement, the Company has determined to issue and sell, and the Investor has determined to purchase, an aggregate of 2,484 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which upon the issuance of such shares of Common Stock shall constitute 19.9% of the issued and outstanding Common Stock of the Company.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. For purposes of this Agreement:

        "Additional Agreements" shall mean the Intercompany Agreements and the Shareholders Agreement.

        "Affiliate" shall mean, with respect to any party hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such party. The term "control" shall mean the power to direct the affairs of such person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

        "Agreement" shall have the meaning set forth in the preamble hereof.

        "Authorization" shall mean any franchise, license, authorization, consent, permit, waiver, approval, qualification or registration of, with or from the FCC, any state public utility or public service commission, or any other governmental authority, agency or instrumentality having jurisdiction over the relevant party and matter.

        "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday in New York, New York, Seattle, Washington or Hong Kong or any other day on which commercial banks in those locations are authorized by law or governmental decree to close.

        "Cash Management Agreement" shall mean the agreement attached hereto as
EXHIBIT 1.01.

        "Closing" shall have the meaning set forth in SECTION 2.02.

        "Closing Date" shall have the meaning set forth in SECTION 2.02.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" shall have the meaning set forth in the preamble hereof.

        "Communications Act" shall mean the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

        "Company" shall have the meaning set forth in the preamble hereof.

        "Cook" shall mean Cook Inlet Western Wireless PV/SS PCS, L.P., a limited partnership.

        "Disclosures" shall have the meaning set forth in SECTION 7.11.

        "Dollar" or "$" shall mean the basic unit of the lawful currency of the United States of America.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, and any similar or successor Federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

        "Favorable Declaratory Ruling" shall have the meaning set forth in
SECTION 3.03(a).

        "FCC" shall mean the United States Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

        "Final Order" shall mean an action or decision as to which: (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed; (ii) no petition for rehearing or reconsideration or application for review is pending and the time for filing any such petition or application has passed; (iii) the FCC, public utility commission or public service commission (or comparable bodies exercising jurisdiction over the Company or its communications businesses) does not have the action or decision under reconsideration on its own motion and the time for initiating such reconsideration has passed; and (iv) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "HTL" shall have the meaning set forth in the preamble hereof.

        "Indemnification Period" shall mean the period ending 60 days after the delivery to the Investor of the Company's audited financial statements for the year ended December 31, 1999; provided, that the "Indemnification Period" with respect to representations and warranties relating to Taxes arising from the assets and operations of the Company, WWC and their respective Subsidiaries during the period prior to the Closing shall extend until the final expiration of all applicable statutes of limitations with respect to any claims for Tax liability arising from or related to matters covered by such representations and warranties.

        "Indemnitee" shall mean that party which has sustained or incurred Losses and is seeking indemnification pursuant to Article 6.

        "Indemnitor" shall mean that party which is providing indemnification pursuant to Article 6.

        "Indentures" shall mean, collectively, the Indenture, dated as of May 22, 1996, between WWC and Harris Trust Company of California, Trustee for the $250,000,000 10-1/2% Senior Subordinated Notes Due 2006, and the Indenture, dated as of October 24, 1996, between WWC and Harris Trust Company of California, Trustee for the $200,000,000 10-1/2%

Senior Subordinated Notes Due 2007.

        "Intercompany Agreements" shall mean the Cash Management Agreement, the Services Agreement, the Tax Sharing Agreement and the Roaming Agreement.

        "Investor" shall have the meaning set forth in the preamble hereof.

        "Liens" shall mean any lien, claim, security interest, charge, encumbrance or title retention agreement of any nature.

        "Losses" shall have the meaning set forth in SECTION 6.02(a).

        "Material Adverse Effect on the Company" shall mean a material adverse effect on the financial condition, operations or business of the Company Group (as defined in the Shareholders Agreement), taken as a whole, or the ability of the Company and WWC to enter into and consummate the transactions contemplated by this Agreement and the Additional Agreements in accordance with their terms.

        "Nortel Loan Agreement" shall mean the Loan Agreement, dated as of June 30, 1995, among Western PCS II Corporation, Northern Telecom Inc., NTFC Capital Corporation and Export Development Corporation, as amended.

        "Operating Financial Statements" shall have the meaning set forth in
SECTION 4.01(g).

        "PCS Authorization" shall mean any FCC Authorization for providing broadband PCS mobile communications services through the use of microcells with low-power transmitters, each serving a small area operating in the 1850-1910 MHz and the 1930-1990 MHz bands.

        "Person" shall mean any general or limited partnership, corporation, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and heirs, executors, administrators, legal representatives, successors and assigns of such person.

        "Purchase Price" shall have the meaning set forth in SECTION 2.01.

        "Purchased Shares" shall have the meaning set forth in SECTION 2.01.

        "Roaming Agreement" shall mean the agreement attached hereto as EXHIBIT 1.02.

        "Securities Act" shall mean the Securities Act of 1933, and any similar or successor Federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Services Agreement" shall mean the agreement attached hereto as EXHIBIT 1.03.

        "Shareholders Agreement" shall mean the agreement attached hereto as
EXHIBIT 1.04.

        "Subsidiary" of a Person shall mean a corporation as to which a majority of the voting power is now or hereafter owned or controlled by such Person either directly or indirectly; but any such corporation shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

        "Taxes" shall mean all taxes, charges, levies or other assessments of any kind, including income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

        "Tax Return" shall mean a report, return or other information required to be supplied to a taxing authority with respect to Taxes.

        "Tax Sharing Agreement" shall mean the agreement attached hereto as
EXHIBIT 1.05.

        "TD Loan Agreement" shall mean that Amended and Restated Loan Agreement, dated as of May 6, 1996, among Western Wireless Corporation, The Financial Institutions Whose Names Appear as Lenders on the Signature Pages Thereof; the Toronto-Dominion Bank, Barclays Bank, PLC, and Morgan Guaranty Trust Company of New York, as Managing Agents; The Chase Manhattan Bank, CIBC, Inc., Fleet National Bank, Internationale Nederlanden (U.S.) Capital Corporation, PNC Bank, National Association and SociJtJ GJnJrale, as Agents; Union Bank of California, N.A., Corestates Bank, N.A., Bank of Hawaii, Pearl Street L.P., and Credit Lyonnais New York Branch as Co-Agents; BZW as Documentation Agent; J.P. Morgan Securities Inc., as Syndication Agent; and Toronto Dominion (Texas), Inc. as Administrative Agent, as amended.

        "WWC" shall have the meaning set forth in the preamble hereof.

        When a reference is made in this Agreement to a SECTION, such reference shall be to a SECTION of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular SECTION of this Agreement unless expressly stated otherwise.

                                    ARTICLE 2

                           PURCHASE OF STOCK; CLOSING

        2.1 Purchase of Stock. The Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby accepts the Investor's subscription for and agrees to sell to the Investor, 2,484 shares of Common Stock (the "Purchased Shares") for a purchase price of One Hundred Thousand ($100,000) Dollars per share, which shall result in an aggregate purchase price of $248,400,000 (the "Purchase Price"). HTL hereby irrevocably and unconditionally agrees to cause the Investor to perform its obligations (including causing or enabling it to make payment of the Purchase Price) hereunder.

        2.2 Closing.

            (a) Closing Date. Consummation of the transactions contemplated hereby (the "Closing") shall take place, subject to the satisfaction (or express written waiver) of all conditions to the Closing under Article 5 hereof, on the fifth (5th) Business Day after the later to occur of (i) the day on which all FCC and state regulatory approvals, if any, including the Favorable Declaratory Ruling, necessary in order to consummate lawfully the transactions contemplated hereby have been received and shall have become Final Orders or (ii) the day on which all applicable waiting periods under the HSR Act shall have expired or been terminated without objection by the Federal Trade Commission. The date on which the Closing takes place shall be referred to herein as the "Closing Date."

            (b) Location. The Closing shall take place at 11:00 A.M. on the Closing Date, at the offices of the Company located at 2001 NW Sammamish Road, Issaquah, Washington 98027 or at such other place as the parties hereto shall agree. At the Closing, the Company shall, upon receipt of the Purchase Price by wire transfer of immediately available funds to the account specified therefor by the Company, promptly deliver to the Investor duly executed and issued stock certificates evidencing the Purchased Shares.


                                    ARTICLE 3

                            COVENANTS AND AGREEMENTS

        3.1 Covenants of WWC and the Company.

            (a) Consummate Transactions. From and after the execution and delivery of this Agreement to and including the Closing Date, WWC and the Company shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, including
(i) using their best efforts to obtain all Authorizations of, and make all filings with and give all notices to, all governmental authorities and agencies having jurisdiction, including, without limitation, the FCC (including the Favorable

Declaratory Ruling), and any state public utilities or public service commission, and (ii) using commercially reasonable efforts to obtain all approvals, consents, permits, licenses and other authorizations of, and making all filings with, and giving all notices to, third parties, which in any such case may be necessary or reasonably required of the Company in order to consummate the transactions contemplated hereby.

            (b) Full Access. From and after the execution and delivery of this Agreement to and including the Closing Date, WWC and the Company shall give to the Investor and its agents and representatives (including its independent auditors and attorneys) reasonable access (such access not to interfere unreasonably with WWC, the Company or their respective operations), during normal business hours and upon reasonable notice as described below, to all of WWC's and the Company's and their respective Subsidiaries' personnel, premises, properties, assets, financial statements and records, books, contracts, documents and commitments, in each case of or relating to or affecting the Company and its Subsidiaries, and shall furnish the Investor and its agents and representatives with all such information concerning the affairs of or relating to or affecting the Company and its Subsidiaries, as the Investor may reasonably request.

            (c) Ordinary Course. From and after the execution and delivery of this Agreement to and including the Closing Date, the Company will, and the Company will cause its Subsidiaries to, and WWC will cause the Company and its Subsidiaries to, except as otherwise contemplated or permitted by this Agreement, conduct their respective businesses in the ordinary and normal course thereof.

            (d) Compliance with Law. From and after the execution and delivery of this Agreement to and including the Closing Date, the Company and its Subsidiaries shall comply with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to them, to their properties or to the conduct of their businesses, except to the extent a failure to comply would not have a Material Adverse Effect on the Company or a material adverse effect on any PCS Authorizations.

            (e) Approvals, Consents. From and after the execution and delivery of this Agreement to and including the Closing Date, the Company and its Subsidiaries shall obtain and maintain in full force and effect all Authorizations from all appropriate Federal, state and local governmental agencies or authorities necessary or required for the operation of their businesses as presently conducted, as and when such Authorizations are necessary or required, except, in the case of Authorizations other than PCS Authorizations, where such failure would not have a Material Adverse Effect on the Company. The parties shall consult with one another as to the general approach to be taken with any governmental authority or agency with respect to obtaining any necessary Authorization of such governmental agency or authority to the transactions contemplated hereby and, if applicable, by any Additional Agreement, and each of the parties shall keep each other party reasonably informed as to the status of any such communications with any governmental authority or agency.




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
            (f) No Amendments or Issuance of Additional Shares. On or prior to the Closing Date, the Company shall amend its certificate of incorporation and by-laws to be in the form of Exhibit 3.01(f) annexed hereto. From and after the execution and delivery of this Agreement to and including the Closing Date, except as contemplated hereby to cause WWC as of the Closing to own 10,000 shares of Common Stock, the Company shall not issue or sell any shares of its capital stock, or options, warrants or rights of any kind to acquire, or any securities convertible into, exchangeable for or representing a right to purchase or receive, any shares of its capital stock, or enter into any contract, plan, understanding or arrangement with respect to the issuance of any stock-based or stock-related awards or other equity-based awards, or enter into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjust, split, combine or reclassify any of its securities, or make any other changes in its capital structure.

            (g) Books and Records. From and after the execution and delivery of this Agreement to and including the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, maintain its books, accounts and records in the usual manner, on a basis consistent with prior years and in accordance with generally accepted accounting principles.

            (h) Certain Actions. From and after the execution and delivery of this Agreement to and including the Closing Date, neither the Company nor WWC shall take any action or refrain from taking any action which would materially interfere with or preclude the consummation of the transactions contemplated by this Agreement or any Additional Agreement, result in any of the representations and warranties of any party hereto contained herein being incorrect or incomplete in any material respect, or result in any of the conditions to HTL's and the Investor's obligations to consummate the transactions contemplated by this Agreement as set forth in SECTION 5.02 being unsatisfied in accordance with the terms hereof.

            (i) Notice of Breaches. From and after the execution and delivery of this Agreement to and including the Closing Date, WWC shall promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach of any warranties, representations, covenants or agreements of the Company or WWC contained in this Agreement, give notice in writing of such event or occurrence or impending or threatened event or occurrence, to HTL and the Investor and use its diligent efforts to prevent or promptly to remedy such breach.

            (j) Quarterly Operating Statements. Between the date of this Agreement and the Closing Date, the Company shall deliver to the Investor as soon as practicable, but no later than forty-five (45) days after the end of each calendar quarter, with respect to the Company and its Subsidiaries unaudited operating statements ("Quarterly Operating Statements") for the most recent quarter and the interim period then ended.

            (k) Transfer of PCS Authorizations. Prior to or simultaneously with the




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
Closing, WWC shall take, or cause to be taken, all actions required to transfer to the Company or its Subsidiaries (effective at or before the Closing) (i) all PCS Authorizations held directly or indirectly by WWC, and all interests of the WWC Non-Company Group (as defined in the Shareholders Agreement) in any PCS Authorization (including the limited partnership interest of the WWC Non-Company Group in Cook), whether or not listed on EXHIBIT 4.01(i) annexed hereto, and
(ii) all rights of the WWC Non-Company Group to acquire any PCS Authorization or any interest in any PCS Authorization, including pursuant to the Agreements dated April 24, 1997 among WWC and Triad Cellular Corporation, Triad Cellular L.P. and/or certain of their Affiliates. Accordingly, at the Closing the Company and its Subsidiaries will own all of the PCS Authorizations, and all interests of WWC or its Subsidiaries in any PCS Authorization, owned by the WWC Group (as defined in the Shareholders Agreement) immediately prior to the Closing.

            (l) Capitalization of the Company at the Closing. Prior to or simultaneously with the Closing, WWC shall take, or cause to be taken, all actions necessary or required for (i) all liabilities or obligations of the Company Group to the WWC Non-Company Group to be converted into Common Stock (or additional paid-in capital in respect of Common Stock), so that immediately after the Closing, no member of the Company Group shall have any liabilities or obligations to any member of the WWC Non-Company Group, other than pursuant to the Intercompany Agreements, and (ii) all liabilities or obligations of the WWC Non-Company Group to the Company Group to be satisfied, so that immediately after the Closing no member of the WWC Non-Company Group shall have any liabilities or obligations to any member of the Company Group. If, at the Closing, the total equity contributed by WWC, its shareholders and its Subsidiaries (other than the Company or its Subsidiaries) to the Company and its Subsidiaries in cash (including (i) any payments of interest or other amounts paid by WWC on behalf of, or in connection with loans, the proceeds of which were used for the benefit of the Company or its Subsidiaries, and (ii) the amount of liabilities and obligations converted to Common Stock (or additional paid-in capital in respect of Common Stock) as provided in this SECTION 3.01(l)) is less than Seven Hundred Fifty Million ($750,000,000) Dollars then, on the Closing Date, WWC shall contribute in cash to the Company an amount equal to such shortfall. If, at the Closing, the total equity so contributed by WWC, its shareholders and its Subsidiaries (other than the Company or its Subsidiaries) to the Company and its Subsidiaries (including the amount of liabilities and obligations converted to Common Stock (or additional paid-in capital in respect of Common Stock) as provided in this SECTION 3.01(1)) is greater than Seven Hundred Fifty Million ($750,000,000) Dollars then, on the Closing Date, the Company shall pay to WWC in cash an amount equal to such excess. The contributions and repayments, if any, pursuant to this SECTION 3.01(l) shall not have any dilutive effect on (A) the 19.9% interest in the Company's outstanding Common Stock to be held by the Investor as a result of the Closing or (B) the 80.1% interest in the Company's outstanding Common Stock to be held by WWC as a result of the Closing.

            (m) Tax Filings. From and after the execution and delivery of this Agreement to and including the Closing Date, the Company shall, and WWC shall cause all members of its consolidated group to, timely file all Federal, state and local Tax Returns and all information returns and reports required to be filed by or with respect to it under the laws of the United States or any state or other jurisdiction and pay as and when due all Taxes payable thereunder.

        3.2 Covenant of the Investor. Each of HTL and the Investor covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date that it shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, including (i) using its best efforts to obtain all Authorizations of, and make all filings with and give all notices to, all governmental authorities and agencies, having jurisdiction, including, without limitation, the FCC (including the Favorable Declaratory Ruling), and any state public utilities or public service commission, and, if required, by the Hong Kong Stock Exchange, and (ii) using commercially reasonable efforts to obtain all necessary approvals, consents, permits, licenses and other authorizations of, and making all filings with, and giving all notices to, third parties, which in any such case may be necessary or reasonably required of HTL or the Investor in order to consummate the transactions contemplated hereby. In this regard, HTL shall make all necessary filings with the Hong Kong Stock Exchange within thirty
(30) days after the date hereof.

        3.3 Governmental Filings. Each of the parties hereto covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:

            (a) FCC. It is understood that the consummation of this transaction is subject to obtaining from the FCC a Favorable Declaratory Ruling (as defined below), which has become a Final Order, and may be subject to the prior approval pursuant to Final Orders of one or more state regulatory commissions. As soon as practicable following the date hereof and in no event later than ten (10) Business Days from the date hereof, the parties shall use their best efforts to file with (i) the FCC a petition for a declaratory ruling granting a waiver from the indirect foreign ownership restrictions under SECTION 310(b)(4) of the Communications Act to the effect that the transactions contemplated by this Agreement, including the purchase by the Investor of the Purchased Shares, are permissible in accordance with the terms hereof (the "Favorable Declaratory Ruling"), and (ii) any relevant state agency(ies) a joint application(s) requesting the approval of such agencies to the transactions contemplated hereby. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all such actions and to file all such material as may be reasonably requested by the FCC or other regulatory authority and to obtain any necessary Authorization from the FCC or such state agency or agencies in connection with the foregoing applications.

            (b) HSR Act. It is understood that the consummation of this transaction is subject to the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice of all reports and notifications which are required under the HSR Act and the expiration or termination of certain applicable waiting periods under the HSR Act without objection by such authorities. Within twenty-one (21) Business Days of the date of execution hereof, HTL, the Investor, WWC and the Company shall file, or cause to be filed, with the

Federal Trade Commission and the Antitrust Division of the Department of Justice any and all such reports or notifications and any other filings required under any other Federal law or administrative regulations in connection with the purchase of the Purchased Shares under this Agreement.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

        4.1 Representations and Warranties of WWC. WWC represents and warrants to HTL and the Investor, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, as follows:

            (a) Due Organization. WWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in all jurisdictions where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

            (b) Power and Authority; No Violation. Each of WWC and the Company has full power and authority to execute, deliver and perform its obligations under this Agreement and the Intercompany Agreements and the Shareholders Agreement and to consummate the transactions contemplated hereby or thereby, except that the Company shall be required to amend its certificate of incorporation and by-laws to be in the form of Exhibit 3.01(f) annexed hereto prior to the Closing Date. This Agreement and the Intercompany Agreements and the Shareholders Agreement and all transactions contemplated hereby or thereby have been duly and validly authorized by all necessary action on the part of WWC and the Company and this Agreement constitutes, and upon execution by the parties thereto each of the Intercompany Agreements and the Shareholders Agreement shall constitute, a legal, valid and binding obligation of WWC and the Company enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Except as described on EXHIBIT 4.01(b) annexed hereto, neither the execution, delivery or performance of this Agreement or, upon their execution, the Intercompany Agreements or the Shareholders Agreement, nor the consummation of the transactions contemplated hereby or thereby by WWC and the Company will, with or without the giving of notice or the passage of time, or both, (i) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the certificates of incorporation, by-laws, stockholders agreements or other constituent documents of WWC or the Company (it being understood that the Company will amend its certificate of incorporation and by-laws to be in the form of Exhibit 3.01(f) annexed hereto prior to the Closing Date) or any of their respective Subsidiaries or Cook; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which either WWC or the Company or any of their respective Subsidiaries is a party or by which either WWC or the Company or any of their respective Subsidiaries or Cook or their respective property may be bound or affected; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which WWC or the Company or any of their Subsidiaries or Cook is a party or by which they or their respective property is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of WWC or the Company or any of their respective Subsidiaries or Cook. Except as described on EXHIBIT 4.01(b) annexed hereto, no permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with any governmental or regulatory authority or agency or third party is required to be obtained or made by WWC or the Company or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement or the Intercompany Agreements or the Shareholders Agreement or the consummation of the transactions contemplated hereby or thereby in order to render this Agreement or the Intercompany Agreements or the Shareholders Agreement or the transactions contemplated hereby or thereby valid and effective.

            (c) Legal Matters. Except as set forth on EXHIBIT 4.01(c) annexed hereto, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of WWC and the Company threatened, against or relating to the right of WWC or the Company to perform its obligations under this Agreement, any Intercompany Agreement or the Shareholders Agreement, nor do WWC and the Company know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which would individually or in the aggregate impair in any material respect the performance of the obligations of WWC and the Company hereunder or under the Intercompany Agreements or the Shareholders Agreement or the consummation of the transactions contemplated hereby or thereby other than orders or decrees involving the wireless telephone industry in general.

            (d) Truth and Correctness. No representation or warranty by WWC or the Company in this Agreement, any Intercompany Agreement or the Shareholders Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

            (e) Purchased Shares. The Purchased Shares shall, at the Closing, be duly authorized by all necessary corporate action on the part of the Company, shall be (when issued in accordance with the terms of this Agreement) validly issued and outstanding, fully paid and nonassessable, and shall not be subject to any preemptive rights of the holders of any other class or series of the capital stock of the Company. Upon the issuance of the Purchased Shares to the Investor at the Closing, the Purchased Shares shall be free and clear of all Liens of any nature whatsoever, with the exception of any restrictions on transferability set forth in the Shareholders

Agreement or under the Securities Act or any securities laws of any jurisdiction.

            (f) No Brokers. Except for Goldman, Sachs & Co., no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of WWC or the Company or an Affiliate of either thereof, and WWC and the Company hereby jointly and severally agree to indemnify the Investor and agree to hold harmless the Investor against and in respect of any claims (including those of Goldman, Sachs & Co.) for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of WWC or the Company or an Affiliate of either thereof.

            (g) Financial Statements. EXHIBIT 4.01(g) annexed hereto contains a list of financial statements of the Company and its Subsidiaries for the periods indicated on such EXHIBIT 4.01(g) (the "Operating Financial Statements"). True and complete copies of each item listed thereon have previously been delivered to the Investor. The Operating Financial Statements are, and the Quarterly Operating Statements will be, prepared on a consistent basis in accordance with generally accepted accounting principles and true and correct in all material respects.

            (h) Compliance with Laws. Except as set forth on EXHIBIT 4.01(c) annexed hereto, each of WWC, the Company, each of their respective Subsidiaries and Cook is in compliance with all applicable laws, regulations, administrative orders and Authorizations of the United States and the states in which the Company or its Subsidiaries or Cook transact business (including all applicable rules, regulations and Authorizations of the FCC, any state public utilities or public service commission, or any other Federal or state governmental agency or instrumentality exercising jurisdiction over the Company), and of each municipality, county or subdivision of any thereof, to which any of its businesses or any of its properties may be subject, the non-compliance with which would have a Material Adverse Effect upon the Company.

            (i) Authorizations.

                (i) Each of the Company, each of its Subsidiaries and Cook has
(A) all requisite Authorizations of the FCC (including all PCS Authorizations) and of all state public utility or public service commissions and (B) all other material Authorizations of governmental agencies exercising jurisdiction over the Company or any Subsidiary or Cook required to carry on its or their business as now conducted or as contemplated to be conducted, except for any Authorizations, the failure of which to obtain would not have a Material Adverse Effect on the Company or a material adverse effect on any PCS Authorization. All PCS Authorizations (including those not now owned by the Company or its Subsidiaries but which are to be transferred to the Company or its Subsidiaries prior to the Closing Date in accordance with SECTION 3.01(k) hereof) which are contemplated by this Agreement to be held, directly or indirectly, by the Company are listed on EXHIBIT 4.01(i) annexed hereto.

                (ii) The Company's Authorizations are in full force and effect and have not been suspended, modified in any material adverse respect, canceled or revoked, and each of WWC, the Company, each of their respective Subsidiaries and Cook has operated in compliance with all terms thereof or any renewals thereof applicable to it except where failure to so comply would not have a Material Adverse Effect on the Company or a material adverse effect on any PCS Authorization. No event has occurred with respect to any of the Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Authorizations, except to the extent such revocation, termination or impairment would not have a Material Adverse Effect on the Company or a material adverse effect on any PCS Authorization. Except as set forth on EXHIBIT 4.01(i) annexed hereto, there is not pending as of the date hereof any application, petition, objection or other pleading with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of the Company and its Subsidiaries which questions the validity of, or which presents a substantial risk that, if accepted or granted, would result in the revocation, cancellation, suspension or any materially adverse modification of, any such Authorizations, except to the extent such invalidity, revocation, cancellation, suspension or modification would not have a Material Adverse Effect on the Company or a material adverse effect on any PCS Authorization.

            (j) Taxes. WWC, the Company and their respective Subsidiaries have timely filed all Federal, state, county, local and foreign Tax Returns required to be filed by them, and have paid all Taxes which have become due pursuant thereto or otherwise, other than Taxes the liability for which is being contested in good faith and appropriate reserves for which have been made in the Company's financial statements. Except as set forth on EXHIBIT 4.01(j) annexed hereto, there are no additional assessments or adjustments of Taxes pending or threatened against WWC, the Company or their respective Subsidiaries for any period.

            (k) No Material Adverse Change. Since June 30, 1997, there has not been any event or condition which has caused, or is reasonably likely to cause, a Material Adverse Effect on the Company, other than as a result of conditions affecting PCS systems generally.

            (l) Employee Benefit Plans. All employee benefit or employee welfare plans maintained by WWC, the Company or any of their respective Subsidiaries which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), comply in all material respects with the requirements of ERISA, and no such plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "Accumulated Funding Deficiency" within the meaning of
SECTION 302 of ERISA or SECTION 412 of the Code, and neither WWC nor the Company has incurred any liability on account of such an "Accumulated Funding Deficiency" with respect to any such employee benefit plan subject to ERISA. No liability to the Pension Benefit Guaranty Corporation established under ERISA has been incurred with respect to any such plan subject to ERISA and neither WWC nor the Company has incurred any liability for any tax implied by SECTION 4975 of the Code. As of the most recent valuation date of any such plan, there are no "unfunded benefit liabilities" within the meaning of SECTION 4001(a)(18) of ERISA. If WWC, the Company or any of their respective Subsidiaries were to withdraw completely from any such plan that is a multiemployer plan, within the meaning of SECTION 3(37) of ERISA, there would be no "withdrawal liability" within the meaning of SECTION 4201 of ERISA.

            (m) Compliance with other Instruments. Neither WWC, the Company nor any of their respective Subsidiaries nor Cook is in violation of any term of (i) any agreement or instrument related to indebtedness for borrowed money or any other material agreement to which it is a party or by which it is bound, or (ii) any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation, whether individually or in the aggregate, would result in a Material Adverse Effect on the Company.

            (n) Organization of Subsidiaries. Each Subsidiary of the Company is listed on Exhibit 4.01(n) annexed hereto and is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and has the full power and authority in each applicable jurisdiction to own its properties and conduct its business and operations as currently conducted, except to the extent that any failure to qualify would not have a Material Adverse Effect on the Company. Cook is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified and has the full power and authority in each applicable jurisdiction to own its properties and conduct its business and operations as currently conducted, except to the extent that any failure to qualify would not have a Material Adverse Effect on the Company.

            (o) Capital Stock. After giving effect to the Closing hereunder, 12,484 shares of Common Stock will be outstanding, of which 10,000 shares shall have been issued to WWC, and 2,484 shares shall have been issued to the Investor. All outstanding shares of the capital stock of the Company at the date hereof are (and will after giving effect to the Closing be) duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company will at the Closing be entitled to preemptive rights, other than as set forth in the Shareholders Agreement. There are outstanding no options, warrants or other rights to acquire capital stock from the Company.

            (p) Investment Company Act. Neither WWC nor the Company is, or will become after giving effect to the Closing, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        4.2 Representations and Warranties of HTL and the Investor. Each of HTL and the Investor represents and warrants to the Company and WWC, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, as follows:

            (a) Due Organization. HTL is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and the Investor is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Each of HTL and the Investor is duly qualified to do business and is in good standing in all jurisdictions where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on HTL or the Investor or its financial condition, or the transactions contemplated hereby.

            (b) Power and Authority; No Violation. Each of HTL and the Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and the Shareholders Agreement and to consummate the transactions contemplated hereby or thereby. This Agreement and the Shareholders Agreement and all transactions contemplated hereby or thereby have been duly and validly authorized by all necessary action on the part of each of HTL and the Investor and this Agreement constitutes, and upon execution thereof by the parties thereto the Shareholders Agreement shall constitute, a legal, valid and binding obligation of each of HTL and the Investor, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Except as described on EXHIBIT 4.02(b) annexed hereto, neither the execution, delivery or performance of this Agreement or the Shareholders Agreement nor the consummation of the transactions contemplated hereby or thereby by HTL or the Investor will, with or without the giving of notice or the passage of time, or both, (i) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the memorandum and articles of association, certificates of incorporation, by-laws, stockholders agreements or other constituent documents of either HTL or the Investor; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which either HTL or the Investor is a party or by which either of them or their respective property may be bound or affected; or
(C) any law, order, judgment, ordinance, rule, regulation or decree to which either HTL or the Investor is a party or by which either of them or their respective property is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of either HTL or the Investor. Except as described on EXHIBIT 4.02(b) annexed hereto, no permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with any governmental or regulatory authority or agency or third party is required to be obtained or made by either HTL or the Investor in connection with the execution and delivery of this Agreement or the Shareholders Agreement or the consummation of the transactions contemplated hereby or thereby in order to (A) render this Agreement or the Shareholders Agreement or the transactions contemplated hereby or thereby valid and effective and (B) enable the Investor to purchase the Purchased Shares.

            (c) Legal Matters. Except as set forth on EXHIBIT 4.02(c) annexed hereto, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of HTL or the Investor threatened, against or relating to either HTL's or the Investor's right to perform its obligations under this Agreement or the Shareholders Agreement, nor do either HTL or the Investor know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which would individually or in the aggregate impair in any material respect the performance of either HTL's or the Investor's obligations hereunder or the consummation of the transactions contemplated by this Agreement or the Shareholders Agreement other than orders or decrees involving the wireless telephone industry in general.

            (d) Securities Representation. Each of HTL and the Investor acknowledges that: (i) it is an accredited investor (as defined in Rule 501 under the Securities Act; (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Company as contemplated hereby or, alternatively, that it has engaged the services of a representative who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment and who has reviewed the proposed investment on its behalf; (iii) the Purchased Shares being delivered by the Company to the Investor have not been registered under the Securities Act or under the securities laws of any state in reliance upon Federal and state exemptions for transactions not involving a public offering and are not being acquired with a view to the distribution thereof except pursuant to a registration statement in compliance with Federal and state securities laws or an exemption therefrom;
(iv) the Purchased Shares must be held by the Investor indefinitely unless subsequently so registered or if an exemption from such registration is available; and (v) it has received information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Purchased Shares. The Investor agrees that the share certificate(s) which the Investor receives from the Company shall be legended with the following legends:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NO TRANSFER OR OTHER DISTRIBUTION THEREOF CAN BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR AN OPINION OF COUNSEL PRESENTED AND SATISFACTORY TO THE COMPANY AND ITS COUNSEL PRIOR TO THE PROPOSED TRANSACTION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS."

            AND

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER

            AND VOTING SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF _________, 19__. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

            (e) Investment Company Act. Neither of HTL or the Investor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (f) Truth and Correctness. No representation or warranty by either HTL or the Investor in this Agreement or the Shareholders Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

            (g) No Brokers. Except for Donaldson, Lufkin & Jenrette, no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of either HTL or the Investor or by an Affiliate thereof, and each of HTL and the Investor hereby agrees to indemnify WWC and the Company and agrees to hold harmless WWC and the Company against and in respect of any claims (including those of Donaldson, Lufkin & Jenrette) for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of HTL or the Investor or by an Affiliate of HTL or the Investor.

            (h) No Interest in FCC Licenses. Neither HTL nor any of its Subsidiaries has any license to provide or is providing, or owns, directly or indirectly, any interest in any entity which has a license to provide or which is providing, commercial mobile radio services in the United States.

                                    ARTICLE 5

                            CONDITIONS TO OBLIGATIONS

        5.1 Conditions to the Obligation of WWC and the Company. The obligation of WWC and the Company to perform, fulfill or carry out their respective agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by WWC and the Company in their sole discretion, in whole or in part:

            (a) Representations and Warranties True. Each of HTL's and the Investor's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing Date and shall then be true in all material respects. Each of HTL and the Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date. WWC and the Company shall have been furnished with a certificate of each of HTL and the Investor signed by one of its senior executive officers, dated the Closing Date, certifying to the fulfillment of the foregoing conditions by it and to the truth and correctness in all material respects, except for changes contemplated by this Agreement, as of the Closing Date, of the representations and warranties made by it contained herein and the satisfaction on the part of HTL and the Investor of all conditions to the obligations of WWC and the Company under this SECTION 5.01.

            (b) No Suit Pending. There shall not then be pending by any third party any suit or proceeding to restrain or invalidate, in whole or in part, this Agreement or the transactions herein contemplated.

            (c) Opinions of Counsel. WWC and the Company shall have been furnished with an opinion of Dewey Ballantine, counsel for HTL and the Investor, dated the Closing Date and substantially in the form of EXHIBIT 5.01(c) annexed hereto.

            (d) HSR Act. The waiting periods, if applicable, of the HSR Act shall have expired or been terminated.

            (e) Consents Obtained. All consents, waivers, approvals and actions of third parties including all necessary waivers and approvals from Federal, state and local authorities (including the FCC and all public service commissions and public utility commissions or comparable bodies exercising jurisdiction over WWC, the Company, HTL, the Investor or their respective Subsidiaries and including the Hong Kong Stock Exchange) as may be required for the consummation of the transactions contemplated hereby, as of the Closing Date, shall have been obtained (and in the case of FCC waivers or approvals pursuant to a Final Order) or made (which consents, waivers and approvals shall not contain any conditions or restrictions which, in the case of FCC waivers or approvals, are not customary in transactions of this nature). Notwithstanding anything to the contrary herein contained, it shall not be a condition to WWC and the Company's obligations under this Agreement for the Company to obtain each individual required waiver or consent (other than any waivers or consents of the FCC, any public utility or public service commission (or comparable bodies exercising jurisdiction over the Company) or under the TD Loan Agreement, the Nortel Loan Agreement or the Indentures) so long as the failure to obtain any such individual waiver or consent would not individually or together with all such other failures to obtain waivers or consents have a Material Adverse Effect on the Company.

            (f) Purchase Price. The Investor shall have delivered the Purchase Price to the Company as required hereunder.

            (g) Resolutions. WWC and the Company shall have been furnished with certified copies of the resolutions duly adopted by the boards of directors of HTL and the Investor authorizing the execution, delivery and performance of this Agreement and, in the case of the Investor, the Shareholders Agreement.

            (h) No New Statutes. No statute, rule or regulation shall have been enacted by any state or Federal government or governmental agency in the United States or Hong Kong which would render the consummation of this Agreement unlawful.

            (i) Shareholders Agreement. The Company, the Investor and WWC (and, solely for purposes of acknowledging and agreeing to Section 7(b) thereof, John
W. Stanton) shall have executed and delivered the Shareholders Agreement.

            (j) Other Agreements. Each of the Cash Management Agreement, Roaming Agreement, Services Agreement and Tax-Sharing Agreement shall have been duly executed and delivered by all parties thereto.

            (k) Financings. The Company and its Subsidiaries shall have been released from any and all obligations and liabilities under any loan agreements, financing arrangements or other credit facilities (including the TD Loan Agreement), other than the Nortel Loan Agreement, and all pledges or security interests on any of the assets or shares of capital stock or equity securities of the Company (except to the extent permitted under the Shareholders Agreement) or its Subsidiaries (other than any pledges or security interests securing the Nortel Loan Agreement) shall have been released and discharged. Likewise, WWC and its Subsidiaries (other than the Company or its Subsidiaries) shall have been released from any and all obligations and liabilities under the Nortel Loan Agreement or any other loan agreement, financing arrangements or other credit facilities binding upon the Company or its Subsidiaries after the Closing.

        5.2 Conditions to the Obligation of HTL and the Investor. The obligation of each of HTL and the Investor to perform, fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by HTL or the Investor, in its sole discretion, in whole or in part.

            (a) Representations and Warranties True. Each of the representations and warranties of the Company and WWC contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing Date and shall then be true in all respects. The Company and WWC shall have performed and complied in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date. HTL and the Investor shall have been furnished with a certificate of each of WWC and the Company signed by one of its senior executive officers, dated the Closing Date, certifying to the fulfillment of the foregoing conditions by it and to the truth and correctness in all material respects, except for changes contemplated by this

Agreement, as of the Closing Date, of the representations and warranties made by it contained herein and the satisfaction on the part of WWC and the Company of all conditions to the obligations of HTL and the Investor under this SECTION 5.02.

            (b) No Suit Pending. There shall not then be pending by any third party any suit or proceeding to restrain or invalidate, in whole or in part, this Agreement or the transactions herein contemplated.

            (c) Opinion of Counsel. HTL and the Investor shall have been furnished with an opinion of Rubin Baum Levin Constant & Friedman, counsel for WWC and the Company, dated the Closing Date, substantially in the form of
EXHIBIT 5.02(c) annexed hereto.

            (d) Opinion of FCC Counsel. HTL and the Investor shall have been furnished with an opinion of Gurman Blask & Freedman, FCC counsel for WWC and the Company, dated the Closing Date, substantially in the form of EXHIBIT 5.02(d) annexed hereto.

            (e) HSR Act. The waiting periods, if applicable, of the HSR Act shall have expired or been terminated.

            (f) Consents Obtained. All consents, waivers, approvals and actions of third parties including all necessary waivers and approvals from Federal, state and local authorities (including the FCC and all public service commissions and public utility commissions or comparable bodies exercising jurisdiction over WWC, the Company, their respective Subsidiaries, HTL or the Investor, and including the Hong Kong Stock Exchange) as may be required for the consummation of the transactions contemplated hereby by HTL and the Investor, as of the Closing Date, shall have been obtained (and in the case of FCC waivers or approvals pursuant to a Final Order), or made (which consents, waivers and approvals shall not contain any conditions or restrictions which, in the case of FCC waivers or approvals, are not customary in transactions of this nature). Notwithstanding anything to the contrary herein contained, it shall not be a condition to HTL's or the Investor's obligations under this Agreement for the Company to obtain each individual required waiver or consent (other than any waivers or consents of the FCC, any public utility or public service commission (or comparable bodies exercising jurisdiction over the Company) or under the TD Loan Agreement, the Nortel Loan Agreement or the Indentures) so long as the failure to obtain any such individual waiver or consent would not individually or together with all such other failures to obtain consents have a Material Adverse Effect on the Company.

            (g) Stock Certificates. The Company shall have delivered to the Investor duly executed and issued stock certificates representing the Purchased Shares.

            (h) Resolutions. Each of WWC and the Company shall have delivered to HTL and the Investor a certified copy of the resolution or resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the

Additional Agreements. The Company shall have delivered a certified copy of resolutions duly adopted by its board of directors or by WWC as the Company's sole shareholder electing the designees of the Investor to the Company's board of directors effective as of the Closing in accordance with the Shareholders Agreement.

            (i) No New Statutes. No statute, rule or regulation shall have been enacted by any state or Federal government or governmental agency in the United States or Hong Kong which would render the consummation of this Agreement unlawful.

            (j) Shareholders Agreement. The Company, the Investor and WWC (and, solely for purposes of acknowledging and agreeing to Section 7(b) thereof, John
W. Stanton) shall have executed and delivered the Shareholders Agreement.

            (k) Other Agreements. Each of the Cash Management Agreement, Roaming Agreement, Services Agreement and Tax-Sharing Agreement shall have been duly executed and delivered by all parties thereto.

            (l) Financings. The Company and its Subsidiaries shall have been released from any and all obligations and liabilities under any loan agreements, financing arrangements or other credit facilities (including the TD Loan Agreement), other than the Nortel Loan Agreement, and all pledges or security interests on any of the assets or shares of capital stock or equity securities of the Company (except to the extent permitted under the Shareholders Agreement) or its Subsidiaries (other than any pledges or security interests securing the Nortel Loan Agreement) shall have been released and discharged, and instruments reasonably satisfactory to the Investor evidencing the foregoing shall have been delivered to the Investor.

            (m) Absence of Certain Events. No event that would constitute a Disposition Event (as defined in the Shareholders Agreement) shall have occurred between the date hereof and the Closing Date, except for any action that is required in order for WWC or the Company to satisfy any of its covenants or agreements under this Agreement or otherwise required to consummate the transactions contemplated hereby.


                                    ARTICLE 6

                               SURVIVAL; INDEMNITY

        6.1 Survival of Representations and Warranties. Notwithstanding any investigation or review made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or in the EXHIBITS annexed hereto or in any of the agreements, certificates or instruments delivered in connection herewith shall survive until the termination of the applicable Indemnification Period and shall thereupon expire together with any right to indemnification (except with respect to any claim for breach of any such representation or warranty for which written notice shall have been given prior to the termination of the Indemnification Period to the party which made such representation or warranty).

        6.2 Indemnity by WWC.

            (a) (i) During the Indemnification Period (or thereafter solely with respect to any claim for which indemnification has been made prior to the expiration of the Indemnification Period), in addition to any other indemnification provided for under this Agreement or any Additional Agreement, the Company (and solely to the extent the Company is unable to do so, WWC) shall indemnify and hold harmless HTL, the Investor and their respective officers, directors, employees, stockholders, agents and representatives from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, actual damages (but excluding consequential damages), fines, Taxes (including excise and penalty taxes), penalties, costs and expenses, including interest, expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts (collectively "Losses") incurred or suffered by any such indemnified Person arising out of, resulting from, or relating to any breach of any of the representations or warranties made by WWC or the Company in this Agreement or in any agreement, certificate, EXHIBIT or other instrument delivered by WWC or the Company pursuant to this Agreement.

                (ii) In addition to any other indemnification provided for under this Agreement or any Additional Agreement, the Company (and solely to the extent the Company is unable to do so, WWC) shall indemnify and hold harmless HTL, the Investor and their respective officers, directors, employees, stockholders, agents and representatives from and against any and all Losses incurred or suffered by any such indemnified Person arising out of, resulting from, or relating to any failure by WWC or the Company to perform any of their covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by WWC or the Company pursuant to this Agreement.

                (iii) HTL and the Investor confirm and agree that if WWC provides any indemnification under this SECTION 6.02, Losses shall be determined by considering, among other things, that (A) no portion of the Purchase Price was paid to WWC, but was paid in full to the Company; (B) the Company has not made any payment (or has made only a partial payment) to the indemnified person on account of the indemnification obligation under this SECTION 6.02; and (C) accordingly, except to the extent that the Company has made any such payment, there has been no diminution in value of the Company solely as a result of such indemnification obligation nor has there been any diminution of the Investor's interest in the Company.

            (b) Notwithstanding anything to the contrary contained in this
SECTION 6.02, neither the Company nor WWC shall be required to pay or reimburse either HTL or the Investor for Losses pursuant to any of the indemnification obligations pursuant to this SECTION 6.02; unless the aggregate amount of HTL's and the Investor's Losses claimed in respect of all such matters, exceeds $5,000,000, in which event the Investor shall be entitled to seek indemnification under this SECTION 6.02 for the amount of all such Losses.

        6.3 Indemnity by HTL and the Investor.

            (a) (i) During the Indemnification Period (or thereafter solely with respect to any claim for which indemnification has been made prior to the expiration of the Indemnification Period), in addition to any other indemnification provided for under this Agreement or any Additional Agreement, each of HTL and the Investor shall, jointly and severally, indemnify and hold harmless WWC and the Company and their respective officers, directors, employees, stockholders, agents and representatives from and against any and all Losses incurred or suffered by any such indemnified person arising out of, resulting from, or relating to any breach of any of the representations or warranties made by HTL or the Investor in this Agreement or in any agreement, certificate, EXHIBIT or other instrument delivered by HTL or the Investor pursuant to this Agreement.

                (ii) In addition to any other indemnification provided for under this Agreement or any Additional Agreement, HTL and the Investor shall, jointly and severally, indemnify and hold harmless WWC and the Company and their respective officers, directors, employees, stockholders, agents and representatives from and against any and all Losses incurred or suffered by any such indemnified Person arising out of, resulting from, or relating to any failure by HTL or the Investor to perform any of their covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by HTL or the Investor pursuant to this Agreement.

               (b) Notwithstanding anything to the contrary contained in this
SECTION 6.03, HTL and the Investors shall not be required to pay or reimburse either WWC or the Company for Losses pursuant to any of HTL's or the Investor's indemnification obligations pursuant to this SECTION 6.03; unless the aggregate amount of WWC's and the Company's Losses claimed in respect of all such matters, exceeds $5,000,000 in which event WWC and the Company shall be entitled to seek indemnification under this SECTION 6.03 for the amount of all such Losses.

        6.4 Procedure.

            (a) Notice of Claim; Assumption of Defense by Indemnitor. In the event that any Person hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such Person (the "Indemnitee") pursuant to this Article 6, the Indemnitee shall assert a claim for indemnification by giving prompt notice to the indemnifying party (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case a claim is brought against any Indemnitee, the Indemnitor shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Indemnitee of its intention to do so within thirty (30) days after receipt of the notice, with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's own expense, and thereupon to prosecute in the name and on behalf of the Indemnitee any available cross-claims, counter-claims or third-party claims arising with respect to the claim. If the Indemnitor shall assume the defense of such claim, it shall not settle such claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, reasonably satisfactory to the Indemnitee, from all liability with respect to such claim. As long as the Indemnitor is contesting any such claim in good faith and on a timely basis, the Indemnitee shall not pay or settle any such claim. Notwithstanding the assumption by the Indemnitor of the defense of any claim as provided in this
SECTION 6.04 and without limiting the Indemnitor's right to assume, conduct and control the defense, compromise or settlement thereof, the Indemnitee shall be permitted to join in the defense of such claim and to employ counsel at its own expense. Assumption by the Indemnitor of the defense of any claim shall not be deemed a concession by the Indemnitor that it is required to indemnify the Indemnitee for the subject matter of such claim.

            (b) Assumption of Defense by Indemnitee. If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such claim within the prescribed 30-day period set forth in SECTION 6.04(a), or shall notify the Indemnitee that it will not assume the defense of any such claim, then the Indemnitee may assume the defense of any such claim, in which event it may do so in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made in any litigation with respect to such claim or any settlement thereof effected by the Indemnitee, provided that any such determinations or settlement shall not affect the right of the Indemnitor to dispute the Indemnitee's claim for indemnification.

            (c) Payments. Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses for which any Person is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee. Any payments by any Indemnitor in indemnification hereunder shall be treated as adjustments to the Purchase Price.

        6.5 Indemnity Sole Remedy. In the absence of fraud or of a suit seeking specific performance as contemplated by this Agreement, the remedies provided to WWC, the Company, HTL and the Investor by the foregoing provisions of this
Article 6 shall after the Closing Date be in lieu of any other remedies to which the respective party is entitled at law or in equity for any breach or noncompliance by a party with the provisions of this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

        7.1 Expenses. Each party shall bear its own expenses incident to the negotiation, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel and accountants, whether or not such transactions are consummated.

        7.2 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms of the provisions or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.

        7.3 Notices. All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile, or overnight air courier guaranteeing next day delivery

            (a) if to WWC, to it at:

                Western Wireless Corporation
                2001 NW Sammamish Road
                Issaquah, Washington 98027
                Attention:  Alan R. Bender, Esq.
                Facsimile No.: 206-313-5547

                with a copy (which shall not constitute notice) to:

                Rubin Baum Levin Constant & Friedman
                30 Rockefeller Plaza
                New York, New York 10112
                Attention:  Barry A. Adelman, Esq.
                Facsimile No.: 212-698-7825

            (b) if to the Company, to it at:

                Western PCS Corporation
                2001 NW Sammamish Road
                Issaquah, Washington 98027
                Attention:  Alan R. Bender, Esq.
                Facsimile No.: 206-313-5547

                with a copy (which shall not constitute notice) to:

                Rubin Baum Levin Constant & Friedman
                30 Rockefeller Plaza

                New York, New York 10112
                Attention:  Barry A. Adelman, Esq.
                Facsimile No.: 212-698-7825

            (c) if to HTL, to it at:

                Hutchison Telecommunications Limited
                22nd Floor, Hutchison House
                10 Harcourt Road
                Hong Kong
                Attention: Ms. Edith Shih
                Facsimile No.: 852-2128-1778

                with a copy (which shall not constitute notice) to:

                Dewey Ballantine LLP
                Suite 3907
                Asia Pacific Finance Tower
                Citibank Plaza, 3 Garden Road
                Central Hong Kong
                Attention:  John A. Otoshi
                Facsimile No.:  852-2509-7088

            (d) if to the Investor, to it at:

                Hutchison Telecommunications PCS (USA) Limited
                22nd Floor, Hutchison House
                10 Harcourt Road
                Hong Kong
                Attention: Ms. Edith Shih
                Facsimile No.: 852-2128-1778

                with a copy (which shall not constitute notice) to:

                Hutchison Telecommunications Limited
                22nd Floor, Hutchison House
                10 Harcourt Road
                Hong Kong
                Attention: Ms. Edith Shih
                Facsimile No.: 852-2128-1778

                and

                Dewey Ballantine, LLP

                Suite 3907
                Asia Pacific Finance Tower
                Citibank Plaza, 3 Garden Road
                Central Hong Kong
                Attention:  John A. Otoshi
                Facsimile No.:  852-2509-7088

or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this SECTION
7.03. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when receipt confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

        7.4 Entire Agreement. This Agreement, together with the EXHIBITS annexed hereto, contains the entire understanding among the parties hereto concerning the subject matter hereof and this Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

        7.5 Remedies Cumulative. Except as otherwise provided herein, each and all of the rights and remedies in this Agreement provided, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

        7.6 Governing Law. This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of New York applicable to contracts made and to be performed entirely therein.

        7.7 Counterparts. This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

        7.8 Waivers. No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the party waiving such provision.

        7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns; provided, however, that except as set forth in the following sentence or as otherwise expressly set forth in this

Agreement neither the rights nor the obligations of either party may be assigned or delegated without the prior written consent of the other parties. Upon thirty
(30) days prior written notice to WWC and the Company and subject to receipt of all necessary regulatory approvals (but only if such regulatory approvals will not delay in any way the Closing), the Investor may assign all or any portion of their rights and obligations under this Agreement to HTL or any Subsidiary of HTL so long as such assignee agrees in writing to be bound by the provisions of this Agreement and the Shareholders Agreement. For purposes of this Section 7.09, the "Subsidiaries" of HTL shall be deemed to include Orange plc and any Subsidiaries of Orange plc, provided, that at the time of any such assignment, HTL owns not less than 45% of the outstanding voting securities of Orange plc. In the event of any such assignment, HTL shall not be relieved of any of its obligations under this Agreement.

        7.10 Further Assurances. Each of HTL and the Investor shall, at the request of WWC or the Company, and WWC and the Company shall, at the request of either of HTL or the Investor, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

        7.11 Disclosures.

            (a) Confidentiality. Each of HTL and the Investor and each of WWC and the Company acknowledges and confirms in connection with the negotiation of this Agreement and the execution hereof, during the period from the date hereof through the Closing Date, the parties hereto will have furnished to one another certain materials, information, data and other documentation ("Disclosures") concerning their business, financial condition and operations which are proprietary and confidential. Each party acknowledges the party disclosing such Disclosures considers them secret and confidential and asserts a proprietary interest therein. Accordingly, each of HTL and the Investor, on the one hand, and each of WWC and the Company, on the other hand, covenants and agrees that it shall maintain all Disclosures made by another party in strict confidence and shall not use such Disclosures for its own benefit or disclose them to third parties, except to its agents, representatives, bankers, investment bankers, counsel and employees involved in evaluating the transactions contemplated by this Agreement, its partners (and the partners or other security holders thereof) or as otherwise required by law (including the requirement of WWC to disclose such terms under the Securities Act, the Exchange Act or under the rules of any securities exchange on which the securities of WWC are registered; and including the requirement of HTL or any of its Affiliates to disclose such terms under the securities laws of Hong Kong, or under the rules of the Hong Kong Stock Exchange).

            (b) Public Announcements. No public announcement by any party hereto with regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party without the mutual prior consent of the other parties, except in the event the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law and such party furnishes the other parties a written opinion of outside legal counsel, or other counsel reasonably acceptable to the party being furnished such opinion, to that effect, then such party may issue the legally required press release.

            (c) Non-Confidential Information. This Agreement shall not restrict any party hereto from using information already known to it, to which it is entitled under existing agreements, or information generally in the public domain or any information coming into its possession after it becomes public knowledge unless it became public knowledge through a breach of this Agreement.

        7.12 Termination.

            (a) Events Triggering Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, without further obligation of WWC, the Company, HTL or the Investor, at any time prior to the Closing Date as follows:

                (i) by mutual written consent duly authorized by the boards of directors of WWC, the Company, HTL and the Investor; or

                (ii) by WWC, the Company, HTL or the Investor if the Closing Date shall not have occurred on or before March 31, 1998 or such later date, if any, as WWC, the Company, HTL and the Investor shall agree in writing; provided, that the party exercising such right is not in default of its obligations under this Agreement in a manner which results in the failure to satisfy the conditions to the transactions contemplated hereby of the other parties; or

                (iii) by WWC, the Company, HTL or the Investor if the consummation of the transactions contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction, or if the FCC shall have by Final Order denied the application for a Favorable Declaratory Ruling.

            (b) No Further Obligation. In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement except that nothing herein will relieve any party from liability for any breach of this Agreement.

        7.13 Jurisdiction; Consent to Service of Process. Each of HTL and the Investor hereby irrevocably appoints United Corporate Services, Inc., at its office at 10 Bank Street, White Plains, New York 10606, United States of America, and the Company hereby irrevocably appoints United Corporate Services, Inc., at its office at 10 Bank Street, White Plains, New York 10606 United States of America, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement or the Shareholders Agreement, and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claim of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in SECTION 7.03. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in New York, reasonably satisfactory to the other party, with like powers. Each party hereby irrevocable submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in the City of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this SECTION 7.13 and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of New York other than for such purpose.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    WESTERN PCS CORPORATION


                                    By: /s/ JOHN W. STANTON
                                       -----------------------------------------
                                        Chief Executive Officer


                                    WESTERN WIRELESS CORPORATION


                                    By: /s/ JOHN W. STANTON
                                       -----------------------------------------
                                        Chairman and Chief Executive Officer


                                    HUTCHISON TELECOMMUNICATIONS LIMITED


                                    By: /s/ CANNING FOK
                                       -----------------------------------------
                                        Director


                                    HUTCHISON TELECOMMUNICATIONS
                                    PCS (USA) LIMITED


                                    By: /s/ SUSAN CHOW
                                       -----------------------------------------
                                        Director